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                                                                    EXHIBIT 3.18

     STATE OF DELAWARE
     SECRETARY OF STATE
  DIVISION OF CORPORATIONS
 FILED 05:30 PM 10/21/2002
     020650391 - 3582309

                            CERTIFICATE OF FORMATION

                                       OF

                           RBS CHINA HOLDINGS, L.L.C.

               The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

               FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is:

                           RBS CHINA HOLDINGS, L.L.C.

               SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are:

                      The Corporation Trust Company
                      Corporation Trust Center
                      1209 Orange Street
                      Wilmington, New Castle Country, Delaware 19801

     Executed on October 21, 2002

                                                /s/ Eleanor R. Horsley
                                                -------------------------
                                                Eleanor R. Horsley
                                                Authorized Person